Exhibit 10.1

AMENDMENT NO. 2 TO OPERATING AGREEMENT

THIS AMENDMENT NO. 2 to the OPERATING AGREEMENT (the "Amendment"), is made this 1st  day of June, 2015 (the "Effective Date") by and among Lazarus Energy Holdings, LLC, a Delaware limited liability company ("LEH"), Blue Dolphin Energy Company, a Delaware corporation ("Blue Dolphin"), and Lazarus Energy, LLC, a Delaware limited liability company ("LE").  LEH, Blue Dolphin, and LE are sometimes referred to herein as the "Parties," and individually as a "Party".

WHEREAS, on February 15, 2012, LEH, Blue Dolphin, and LE entered into that certain Management Agreement (the "Existing Agreement") to engage LEH to manage Blue Dolphin and all of its subsidiaries and operate all of Blue Dolphin' s assets, including the Refinery;

WHEREAS, on May 12, 2014, LEH, Blue Dolphin, and LE entered into that certain Amendment NO. 1 to the Existing Agreement to: (i) delete the words "Management Agreement" and replace in lieu thereof the words "Operating Agreement"; and (ii) amend Paragraph 6(a)(ii) by deleting the words “the expiration of the ‘Initial Term’ provided for in the Joint Marketing Agreement, which is August 12, 2014” and replacing in lieu thereof the words “August 12, 2015”; and

WHEREAS the Parties desire to further amend the Existing Agreement to read as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, which are incorporated herein as though set forth in full, and Ten and No/ 100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to further amend the Existing Agreement to read as follows:

1.           Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.           Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby further amended or modified as follows:

(a) Paragraph 5(d) of the Existing Agreement is hereby amended by deleting all existing text in its entirety and replacing in lieu thereof “Blue Dolphin shall reimburse LEH at cost for all reasonable Blue Dolphin expenses incurred while performing the Services.  Amounts payable to LEH by Blue Dolphin for expenses incurred in a calendar month shall be paid as incurred.

(b) Paragraph 5 of the Existing Agreement is hereby amended by adding sub-paragraph (e), which shall read as follows:  “Management services as defined under Services in the Existing Agreement shall exclude the payment of property taxes, property insurance, principal and interest on loans, turnaround expenses, capital expenditures, environmental and regulatory compliance matters (including the purchase of related equipment and supplies), product dyes, chemicals, propane, fuel and other items as determined from time to time by Blue Dolphin’s board of directors, at their sole discretion.”

(c) Paragraph 6(a)(ii) of the Existing Agreement is hereby amended by deleting the words “August 12, 2015” and replacing in lieu thereof the words "August 12, 2018".

3.           Date of Effectiveness: Limited Effect. This Amendment will become effective on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

4.           Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflict of law provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference purposes only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

LAZARUS ENERGY HOLDINGS, LLC		BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN P. CARROLL	By:	/s/ TOMMY L. BYRD
	Jonathan P. Carroll		Tommy L. Byrd
	Director		Interim Chief Financial Officer

LAZARUS ENERGY, LLC

By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Director